EXHIBIT 4.1

                     BANK OF AMERICA, NATIONAL ASSOCIATION,

                                    as Seller

                                       and

                        ASSET BACKED FUNDING CORPORATION,

                                  as Purchaser

                   ADDITIONAL MORTGAGE LOAN PURCHASE AGREEMENT

                           Dated as of August 30, 2006

                  Adjustable-Rate and Fixed-Rate Mortgage Loans

  Asset Backed Funding Corporation Asset-Backed Certificates, Series 2006-OPT1

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                                Table of Contents

                                                                            Page
                                                                            ----

                                   ARTICLE I.

                                   DEFINITIONS

  Section 1.01    Definitions.................................................

                                   ARTICLE II.

      SALE OF ADDITIONAL GROUP 3 MORTGAGE LOANS; PAYMENT OF PURCHASE PRICE

  Section 2.01    Sale of Additional Group 3 Mortgage Loans...................
  Section 2.02    Obligations of the Seller and Seller Upon Sale..............
  Section 2.03    Payment of Purchase Price for the Additional
                  Group 3 Mortgage Loans......................................

                                  ARTICLE III.

               REPRESENTATIONS AND WARRANTIES; REMEDIES FOR BREACH

  Section 3.01    Seller Representations and Warranties Relating to
                  the Additional Group 3 Mortgage Loans.......................
  Section 3.02    Seller Representations and Warranties Relating to
                  the Seller..................................................
  Section 3.03    Remedies for Breach of Representations and
                  Warranties..................................................

                                   ARTICLE IV.

                               SELLER'S COVENANTS

  Section 4.01    Covenants of the Seller.....................................

                                   ARTICLE V.

               INDEMNIFICATION WITH RESPECT TO THE MORTGAGE LOANS

  Section 5.01    [Reserved]..................................................

                                   ARTICLE VI.

                                   TERMINATION

  Section 6.01    Termination.................................................

                                  ARTICLE VII.

                            MISCELLANEOUS PROVISIONS

  Section 7.01    Amendment...................................................
  Section 7.02    Governing Law...............................................
  Section 7.03    Notices.....................................................
  Section 7.04    Severability of Provisions..................................
  Section 7.05    Counterparts................................................
  Section 7.06    Further Agreements..........................................
  Section 7.07    Intention of the Parties....................................
  Section 7.08    Successors and Assigns; Assignment of Purchase
                  Agreement...................................................

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          ADDITIONAL MORTGAGE LOAN PURCHASE AGREEMENT, dated as of August 30,
2006 (the "Agreement"), between Bank of America, National Association (the "Seller") and Asset Backed Funding Corporation (the "Purchaser").

                                   WITNESSETH
                                   ----------

          WHEREAS, the Seller is the owner of (a) the notes or other evidences of indebtedness (the "Mortgage Notes") so indicated on Schedule I hereto referred to below and (b) the other documents or instruments constituting the Mortgage File (collectively, the "Additional Group 3 Mortgage Loans"); and

          WHEREAS, the Seller, as of the date hereof, owns the mortgages (the "Mortgages") on the properties (the "Mortgaged Properties") securing such Additional Group 3 Mortgage Loans, including rights to (a) any property acquired by foreclosure or deed in lieu of foreclosure or otherwise and (b) the proceeds of any insurance policies covering the Additional Group 3 Mortgage Loans or the Mortgaged Properties or the obligors on the Additional Group 3 Mortgage Loans; and

          WHEREAS, the parties hereto desire that the Seller sell the Additional Group 3 Mortgage Loans to the Purchaser pursuant to the terms of this Agreement; and

          WHEREAS, pursuant to the terms of an Additional Transfer Instrument, dated as of August 30, 2006 (the "Additional Transfer Instrument"), between the Purchaser, as depositor, and Wells Fargo Bank, N.A., as trustee (the "Trustee"), the Purchaser will convey the Additional Group 3 Mortgage Loans to ABFC 2006-OPT1 Trust (the "Trust").

          NOW, THEREFORE, in consideration of the mutual covenants herein contained, the parties hereto agree as follows:

                                   ARTICLE I.

                                   DEFINITIONS

     Section 1.01 Definitions. All capitalized terms used but not defined herein and below shall have the meanings assigned thereto in the Pooling and Servicing Agreement, dated as of July 1, 2006 (the "Pooling and Servicing Agreement"), among the Purchaser, as depositor, Option One Mortgage Corporation, as servicer, and the Trustee.

                                  ARTICLE II.

      SALE OF ADDITIONAL GROUP 3 MORTGAGE LOANS; PAYMENT OF PURCHASE PRICE

     Section 2.01 Sale of Additional Group 3 Mortgage Loans. The Seller, concurrently with the execution and delivery of this Agreement, does hereby sell, assign, set over, and otherwise convey to the Purchaser, without recourse,
(i) all of its right, title and interest in and to each Additional Group 3 Mortgage Loan, including the related Cut-off Date Principal Balance, all interest accruing thereon on or after the Subsequent Cut-off Date and all collections in respect of interest and principal due after the Subsequent Cut-off Date; (ii) property which secured such Additional Group 3 Mortgage Loan and which has been acquired by foreclosure or deed in lieu of foreclosure; (iii) its interest in any insurance policies in respect of the Additional Group 3 Mortgage Loans and (iv) all proceeds of any of the foregoing.

     Section 2.02 Obligations of the Seller Upon Sale. In connection with any transfer pursuant to Section 2.01 hereof, the Seller further agrees, at its own expense on or prior to the Additional Transfer Date, (a) to cause its books and records to indicate that the Additional Group 3 Mortgage Loans have been sold to the Purchaser pursuant to this Agreement and (b) to deliver to the Purchaser and the Trustee a computer file containing a true and complete list of all such Additional Group 3 Mortgage Loans specifying for each such Additional Group 3 Mortgage Loan, as of the Subsequent Cut-off Date, (i) its account number and
(ii) its Cut-off Date Principal Balance. Such file, which forms a part of the Mortgage Loan Schedule, shall also be marked as Schedule I to this Agreement and is hereby incorporated into and made a part of this Agreement.

          In connection with any conveyance by the Seller, the Seller shall on behalf of the Purchaser deliver to, and deposit with the Trustee, as assignee of the Purchaser, on or before the Additional Transfer Date, the following documents or instruments with respect to each Additional Group 3 Mortgage Loan:

     (i) the original Mortgage Note, endorsed in blank or with respect to any lost Mortgage Note, an original Lost Note Affidavit, together with a copy of the related Mortgage Note;

     (ii) the original Mortgage with evidence of recording thereon, and the original recorded power of attorney, if the Mortgage was executed pursuant to a power of attorney, with evidence of recording thereon or, if such Mortgage or power of attorney has been submitted for recording but has not been returned from the applicable public recording office, has been lost or is not otherwise available, a copy of such Mortgage or power of attorney, as the case may be, certified to be a true and complete copy of the original submitted for recording;

     (iii) an original Assignment of Mortgage (which may be in blank), in form and substance acceptable for recording; provided, however, if the related Mortgage has been recorded in the name of Mortgage Electronic Registration Systems, Inc. ("MERS") or its designee, no Assignment of Mortgage in favor of the Trustee will be required to be prepared or delivered and instead, the Servicer shall take all actions as are necessary to cause the Trust to be shown as the owner of the related Mortgage Loan on the records of MERS for purposes of the system of recording transfers of beneficial ownership of mortgages maintained by MERS;

     (iv) an original copy of any intervening assignment of Mortgage showing a complete chain of assignments;

     (v)  the original or a certified copy of lender's title insurance policy;
          and

     (vi) the original or copies of each assumption, modification, written assurance or substitution agreement, if any.

          The Seller hereby confirms to the Purchaser and the Trustee that it has caused the appropriate entries to be made in its general accounting records to indicate that such Additional Group 3 Mortgage Loans have been transferred to the Trustee and constitute part of the Trust in accordance with the terms of the Pooling and Servicing Agreement.

          If any of the documents referred to in Section 2.02(ii), (iii) or (iv) above has as of the Additional Transfer Date been submitted for recording but either (x) has not been returned from the applicable public recording office or
(y) has been lost or such public recording office has retained the original of such document, the obligations of the Seller to deliver such documents shall be deemed to be satisfied upon (1) delivery to the Trustee, no later than the Additional Transfer Date, of a copy of each such document certified by the Seller in the case of (x) above or the applicable public recording office in the case of (y) above to be a true and complete copy of the original that was submitted for recording and (2) if such copy is certified by the Seller, delivery to the Trustee, promptly upon receipt thereof of either the original or a copy of such document certified by the applicable public recording office to be a true and complete copy of the original. The Seller shall deliver or cause to be delivered to the Trustee promptly upon receipt thereof any other documents constituting a part of a Mortgage File received with respect to any Additional Group 3 Mortgage Loan, including, but not limited to, any original documents evidencing an assumption or modification of any Additional Group 3 Mortgage Loan.

          Upon discovery or receipt of notice of any materially defective document in, or that a document is missing from, a Mortgage File, the Seller shall have 120 days to cure such defect or deliver such missing document to the Trustee or 150 days following the Additional Transfer Date, in the case of missing Mortgages or Assignments of Mortgage (or within 90 days of the earlier of Seller's discovery or receipt of notification if such defect would cause the related Additional Group 3 Mortgage Loan not to be a "qualified mortgage" for REMIC purposes or that the Additional Group 3 Mortgage Loan is defective in a manner that would cause it to be a "defective obligation" within the meaning of Treasury regulations relating to REMICs). If the Seller does not cure such defect or deliver such missing document within such time period, the Seller shall either repurchase or substitute for such Additional Group 3 Mortgage Loan in accordance with Section 2.03 of the Pooling and Servicing Agreement.

          The Purchaser hereby acknowledges its acceptance of all right, title and interest to the Additional Group 3 Mortgage Loans and other property, now existing and hereafter created, conveyed to it pursuant to Section 2.01.

          The parties hereto intend that the transaction set forth herein be a sale by the Seller to the Purchaser of all the Seller's right, title and interest in and to the Additional Group 3 Mortgage Loans and other property described above. In the event the transaction set forth herein is deemed not to be a sale, the Seller hereby grants to the Purchaser a security interest in all of the Seller's right, title and interest in, to and under the Additional Group 3 Mortgage Loans and other property described above, whether now existing or hereafter created, to secure all of the Seller's obligations hereunder; and this Agreement shall constitute a security agreement under applicable law.

     Section 2.03 Payment of Additional Group 3 Mortgage Loans Purchase Price.

          In consideration of the sale of the Additional Group 3 Mortgage Loans from the Seller to the Purchaser on the Additional Transfer Date, the Purchaser agrees to pay $86,052,992.99 on the Additional Transfer Date (the "Additional Group 3 Mortgage Loans Purchase Price").

                                  ARTICLE III.

               REPRESENTATIONS AND WARRANTIES; REMEDIES FOR BREACH

     Section 3.01 Seller Representations and Warranties Relating to the Additional Group 3 Mortgage Loans.

          The Seller and the Purchaser understand, acknowledge and agree that, the representations and warranties set forth in this Section 3.01 are made as of the Additional Transfer Date or as of the date specifically provided herein.

          The Seller hereby represents and warrants to the Purchaser with respect to the Additional Group 3 Mortgage Loans that each of the representations and warranties made by the Seller pursuant to Section 3.01 of the Mortgage Loan Purchase Agreement, dated July 1, 2006 (the "MLPA") between the Seller and the Purchaser, are true and correct as of the Additional Transfer Date; provided, however, that any references in the MLPA to Cut-off Date shall be a reference to Subsequent Cut-off Date herein, that any references in the MLPA to Mortgage Loan shall be a reference to Additional Group 3 Mortgage Loan herein and that any references in the MLPA to Closing Date shall be a reference to Additional Transfer Date herein.

     Section 3.02 Seller Representations and Warranties Relating to the Seller.

          The Seller represents, warrants and covenants to the Purchaser that each of the representations and warranties made by the Seller pursuant to
Section 3.02 of the MLPA are true and correct as of the Additional Transfer Date; provided, however, that any references in the MLPA to Cut-off Date shall be a reference to Subsequent Cut-off Date, that any references in the MLPA to Mortgage Loan shall be a reference to Additional Group 3 Mortgage Loan and that any references in the MLPA to Closing Date shall be a reference to Additional Transfer Date.

     Section 3.03 Remedies for Breach of Representations and Warranties.

          It is understood and agreed that the representations and warranties set forth in Subsections 3.01 and 3.02 of the MLPA shall survive the sale of the Additional Group 3 Mortgage Loans to the Purchaser and shall inure to the benefit of the Purchaser, notwithstanding any restrictive or qualified endorsement on any Mortgage Note or Assignment or the examination or lack of examination of any Mortgage File. With respect to the representations and warranties contained in the MLPA that are made to the knowledge or the best knowledge of the Seller, or as to which the Seller has no knowledge, if it is discovered that the substance of any such representation and warranty is inaccurate and the inaccuracy materially and adversely affects the value of the related Additional Group 3 Mortgage Loan, or the interest therein of the Purchaser or the Purchaser's assignee, designee or transferee, then notwithstanding the Seller's lack of knowledge with respect to the substance of such representation and warranty being inaccurate at the time the representation and warranty was made, such inaccuracy shall be deemed a breach of the applicable representation and warranty and the Seller shall take such action described in the following paragraphs of this Section 3.03 in respect of such Additional Group 3 Mortgage Loan.

          Upon discovery by either the Seller or the Purchaser of a breach of any of the foregoing representations and warranties that materially and adversely affects the value of the Additional Group 3 Mortgage Loans or the interest of the Purchaser (or which materially and adversely affects the interests of the Purchaser in the related Additional Group 3 Mortgage Loan in the case of a representation and warranty relating to a particular Additional Group 3 Mortgage Loan), the party discovering such breach shall give prompt written notice to the other. Subject to the second paragraph of Section 3.01 of the MLPA, within 90 days of the earlier of its discovery or its receipt of notice of any breach of a representation or warranty, the Seller shall promptly cure such breach in all material respects, or in the event such breach cannot be cured, the Seller shall repurchase the affected Additional Group 3 Mortgage Loan or cause the removal of such Mortgage Loan from the Trust Fund and substitute for it one or more Eligible Substitute Mortgage Loans, in either case, in accordance with Section 2.03 of the Pooling and Servicing Agreement.

          It is understood and agreed that the representations and warranties set forth in Sections 3.01 and 3.02 of the MLPA shall survive delivery of the respective Mortgage Files to the Trustee on behalf of the Purchaser.

          It is understood and agreed that the obligations of the Seller set forth in this Section 3.03 to cure, repurchase and substitute for a defective Additional Group 3 Mortgage Loan constitute the sole remedy of the Purchaser respecting a missing or defective document or a breach of the representations and warranties contained in Section 3.01 or 3.02 of the MLPA.

                                  ARTICLE IV.

                               SELLER'S COVENANTS

     Section 4.01 Covenants of the Seller. The Seller hereby covenants that except for the transfer hereunder, the Seller will not sell, pledge, assign or transfer to any other Person, or grant, create, incur or assume or suffer to exist any lien on any Additional Group 3 Mortgage Loan, or any interest therein; the Seller will notify the Trustee, as assignee of the Purchaser, of the existence of any lien on any Additional Group 3 Mortgage Loan immediately upon discovery thereof, and the Seller will defend the right, title and interest of the Trust, as assignee of the Purchaser, in, to and under the Additional Group 3 Mortgage Loans, against all claims of third parties claiming through or under the Seller; provided, however, that nothing in this Section 4.01 shall prevent or be deemed to prohibit the Seller from suffering to exist upon any of the Additional Group 3 Mortgage Loans, any liens for municipal or other local taxes and other governmental charges if such taxes or governmental charges shall not at the time be due and payable or if the Seller shall currently be contesting the validity thereof in good faith by appropriate proceedings and shall have set aside on its books adequate reserves with respect thereto.

                                   ARTICLE V.

                                   [RESERVED]

                                   ARTICLE VI.

                                   TERMINATION

     Section 6.01 Termination. The respective obligations and responsibilities of the Seller and the Purchaser created hereby shall terminate, except for the Seller's indemnity obligations as provided herein upon the termination of the Trust as provided in Article X of the Pooling and Servicing Agreement.

                                  ARTICLE VII.

                            MISCELLANEOUS PROVISIONS

     Section 7.01 Amendment. This Agreement may be amended from time to time by the Seller and the Purchaser, by written agreement signed by the Seller and the Purchaser.

     Section 7.02 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws.

     Section 7.03 Notices. All demands, notices and communications hereunder shall be in writing and shall be deemed to have been duly given if personally delivered at or mailed by registered mail, postage prepaid, addressed as follows: (i) if to the Seller, Bank of America, National Association, 214 North Tryon Street, Charlotte, North Carolina 28255, Attention: General Counsel or such other address as may hereafter be furnished to the Purchaser in writing by the Seller and (ii) if to the Purchaser, Asset Backed Funding Corporation, 214 North Tyron Street 21st Floor, Charlotte, North Carolina 28255, Attention:
Juanita Deane-Warner, or such other address as may hereafter be furnished to the Seller in writing by the Purchaser.

     Section 7.04 Severability of Provisions. If any one or more of the covenants, agreements, provisions of terms of this Agreement shall be held invalid for any reason whatsoever, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity of enforceability of the other provisions of this Agreement.

     Section 7.05 Counterparts. This Agreement may be executed in one or more counterparts and by the different parties hereto on separate counterparts, each of which, when so executed, shall be deemed to be an original and such counterparts, together, shall constitute one and the same agreement.

     Section 7.06 Further Agreements. The Purchaser and the Seller each agree to execute and deliver to the other such additional documents, instruments or agreements as may be necessary or reasonable and appropriate to effectuate the purposes of this Agreement or in connection with the issuance of any Series of Certificates representing interests in the Additional Group 3 Mortgage Loans.

     Section 7.07 Intention of the Parties. It is the intention of the parties that the Purchaser is purchasing, and the Seller is selling, the Additional Group 3 Mortgage Loans rather than pledging the Additional Group 3 Mortgage Loans to secure a loan by the Purchaser to the Seller. Accordingly, the parties hereto each intend to treat the transaction for federal income tax purposes and all other purposes as a sale by the Seller, and a purchase by the Purchaser, of the Additional Group 3 Mortgage Loans. The Purchaser will have the right to review the Additional Group 3 Mortgage Loans and the related Mortgage Files to determine the characteristics of the Additional Group 3 Mortgage Loans which will affect the federal income tax consequences of owning the Additional Group 3 Mortgage Loans and the Seller will cooperate with all reasonable requests made by the Purchaser in the course of such review.

     Section 7.08 Successors and Assigns; Assignment of Purchase Agreement. This Agreement shall bind and inure to the benefit of and be enforceable by the Seller, the Purchaser and the Trustee.

     The obligations of the Seller under this Agreement cannot be assigned or delegated to a third party without the consent of the Purchaser which consent shall be at the Purchaser's sole discretion, except that the Purchaser acknowledges and agrees that the Seller may assign its obligations hereunder to any Person into which the Seller is merged or any corporation resulting from any merger, conversion or consolidation to which the Seller is a party or any Person succeeding to the business of the Seller. The parties hereto acknowledge that the Purchaser is acquiring the Additional Group 3 Mortgage Loans for the purpose of contributing them to a trust that will issue a series of Certificates representing undivided interests in such Additional Group 3 Mortgage Loans. As an inducement to the Purchaser to purchase the Additional Group 3 Mortgage Loans, the Seller acknowledges and consents to the assignment by the Purchaser to the Trustee of all of the Purchaser's rights against the Seller pursuant to this Agreement insofar as such rights relate to Additional Group 3 Mortgage Loans transferred to the Trustee and to the enforcement or exercise of any right or remedy against the Seller pursuant to this Agreement by the Trustee. Such enforcement of a right or remedy by the Trustee shall have the same force and effect as if the right or remedy had been enforced or exercised by the Purchaser directly.

     Section 7.09 Survival. The representations and warranties incorporated by reference in Sections 3.01 and 3.02 and the provisions of Article V hereof shall survive the purchase of the Additional Group 3 Mortgage Loans hereunder.

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          IN WITNESS WHEREOF, the Seller and the Purchaser have caused their names to be signed to this Additional Mortgage Loan Purchase Agreement by their respective officers thereunto duly authorized as of the day and year first above written.

                                    ASSET BACKED FUNDING CORPORATION


                                    By: /s/ Juanita L. Deane-Warner
                                        ----------------------------------
                                    Name:   Juanita L. Deane-Warner
                                    Title:  Vice President



                                    BANK OF AMERICA, NATIONAL ASSOCIATION

                                    By: /s/ Bruce W. Good
                                        ----------------------------------
                                    Name:   Bruce W. Good
                                    Title:  Vice President


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                                   SCHEDULE I

                        ADDITIONAL GROUP 3 MORTGAGE LOANS

                    AVAILABLE UPON REQUEST FROM THE PURCHASER